                                                                    EXHIBIT 23.6

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-41996 of TMP Worldwide Inc. of our report dated February 4, 2000 (relating to the consolidated financial statements of System One Services, Inc. and subsidiaries not presented separately herein) appearing in the Prospectus, which is part of this Registration Statement.


We also consent to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP
Tampa, Florida
December 13, 2000